UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

THE KEYW HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400 Hanover, Maryland 21076 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (443) 733-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2012, The KEYW Holding Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as the representative of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to sell 7,400,000 shares of its common stock (the “Firm Shares”) at $11.1331 per share in connection with the offering of such shares at a price to the public of $11.75 per share. Pursuant to the Purchase Agreement, the Company granted the Underwriters an option to purchase up to an additional 1,110,000 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Purchase Agreement to cover overallotments, if any. On September 25, 2012, the Underwriters notified the Company that they would exercise in full their option to purchase 1,110,000 additional shares. The Company expects to receive approximately $94.3 million in net proceeds from the offering of the Shares after underwriting fees and offering expenses. The offering is scheduled to close on or about September 28, 2012, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares. In addition, the Company and each of its executive officers and directors, subject to certain exceptions (including issuances by the Company to employees of Poole & Associates, Inc. (“Poole”) and Sensage Inc. (“Sensage”), as may be applicable, and issuances by the Company of common stock as consideration for the acquisitions of Poole and Sensage), have agreed with RBC Capital Markets, LLC not to dispose of or hedge any of the Company’s shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for 90 days after the date of the final prospectus supplement without first obtaining the written consent of RBC Capital Markets, LLC, subject to extension in certain circumstances.

A copy of the opinion of Holland & Knight LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On September 25, 2012, the Company issued a press release announcing that it had priced the offering of the Shares. The press release is furnished as Exhibit 99.1 hereto.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement dated September 24, 2012, by and between The KEYW Holding Corporation and RBC Capital Markets, LLC, as representative for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
99.1	Press Release dated September 25, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012	THE KEYW HOLDING CORPORATION

	By:	/s/ John E. Krobath
Name: John E. Krobath Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement dated September 24, 2012, by and between The KEYW Holding Corporation and RBC Capital Markets, LLC, as representative for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
99.1	Press Release dated September 25, 2012.

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